UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Amended and Restated 2004 Equity Incentive Award Plan

The annual meeting of stockholders of Medivation, Inc. was held on June 27, 2014 (the “Annual Meeting”). At the Annual Meeting, the stockholders of Medivation approved the Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan (the “2004 Plan”) to (a) increase the aggregate number of shares of common stock authorized for issuance under the Amended 2004 Plan by 2,000,000 shares, from 19,150,000 to 21,150,000 shares; (b) eliminate the requirement that certain “full value awards” granted to our employees or consultants meet certain minimum vesting conditions; (c) eliminate certain liberal share counting provisions by providing that (1) shares of common stock repurchased on the open market with option exercise proceeds will not be available again for grant under the Amended 2004 Plan, and (2) the full number of shares underlying a stock-settled stock appreciation right, or SAR, will not be available again for grant under the Amended 2004 Plan; (d) provide that from and after the date of the Annual Meeting, full value awards will be counted as 1.5 shares, rather than 1.4 shares; (e) manage our share usage by prohibiting the payment or grant of dividends and dividend equivalents with respect to options or SARs subject to performance-based vesting; and (f) better align pay-for-performance practices by providing that no dividend equivalents will be paid with respect to performance-based awards until such awards vest.

Under the 2004 Plan, a total of 21,150,000 shares of Medivation common stock, including shares previously issued and shares subject to currently outstanding awards, may be issued pursuant to grants of equity awards. Equity awards may be in the form of stock options, stock appreciation rights, restricted stock units, dividend equivalents, stock payments, performance shares, performance-based awards or any combination thereof. Equity awards may be issued to employees, officers, executive officers and consultants and of Medivation and its subsidiaries.

A more detailed description of the 2004 Plan is set forth under the heading “Proposal No. 4 Approval of the Medivation, Inc. Amended and Restated 2004 Equity Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”). The foregoing description of the 2004 Plan is not purported to be complete, and is qualified by reference to the complete 2004 Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 27, 2014, and four proposals were submitted to the Medivation stockholders for a vote. The final votes on the proposals presented at the Annual Meeting, each of which is described in more detail in the Proxy Statement, were as follows:

Proposal 1:

Daniel D. Adams, Kim D. Blickenstaff, Kathryn E. Falberg, David T. Hung, M.D., C. Patrick Machado, Dawn Svoronos, W. Anthony Vernon and Wendy L. Yarno were elected as directors, to hold office until Medivation’s next annual meeting of stockholders, by the following vote:

Name of Nominee	For	Withheld	Broker Non-Votes
Daniel D. Adams	60,530,301	1,090,764	5,895,580
Kim D. Blickenstaff	60,557,802	1,063,263	5,895,580
Kathryn E. Falberg	60,535,489	1,085,576	5,895,580
David T. Hung, M.D.	60,555,884	1,065,181	5,895,580
C. Patrick Machado	61,245,896	375,169	5,895,580
Dawn Svoronos	60,541,983	1,079,082	5,895,580
W. Anthony Vernon	60,542,117	1,078,948	5,895,580
Wendy L. Yarno	60,540,842	1,080,223	5,895,580

Proposal 2:

The selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as Medivation’s independent registered public accounting firm for the fiscal year ending December 31, 2014, was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
67,378,985	49,120	88,540	—

Proposal 3:

The compensation of Medivation’s named executive officers as disclosed in the Proxy Statement was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
61,136,693	282,180	202,191	5,895,581

Proposal 4:

The Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
48,299,904	13,197,282	123,879	5,895,580

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1	The Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: July 1, 2014	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

10.1	The Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan.